Exhibit 99.1

News Release Sunoco, Inc. 1818 Market Street, Suite 1500 Philadelphia, PA 19103

For further information contact:	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Clare McGrory (investors) 215-977-6764

No. 11-12

SUNOCO ANNOUNCES FIRST QUARTER 2012 RESULTS

PHILADELPHIA, May 2, 2012 — Sunoco, Inc. (NYSE: SUN) reported net income attributable to Sunoco, Inc. shareholders of $248 million ($2.32 per share diluted) for the first quarter of 2012 versus a net loss attributable to Sunoco, Inc. shareholders of $101 million ($0.84 per share diluted) for the first quarter of 2011. Excluding special items, Sunoco had a loss of $53 million ($0.49 per share diluted) for the first quarter of 2012 versus a loss of $121 million ($1.00 per share diluted) for the first quarter of 2011. Key first quarter details include:

•	Logistics contributed pretax income of $57 million, while Retail Marketing realized a $6 million pretax loss

•	Refining and Supply reported a pretax loss of $87 million

•

Pretax income from special items totaled $493 million including a $497 million LIFO inventory gain and a $104 million pretax gain related to the participation payment received in April 2012 in connection with the sale of the Toledo refinery in March 2011

•	Completed the separation of SunCoke Energy, Inc. in January 2012

•	Repurchased 1.26 million shares of Company stock for $50 million and contributed $200 million to trusts established for retiree medical benefits

“Sunoco’s focus on the high-return logistics segment continues to bear fruit as Sunoco Logistics Partners L.P. had another excellent quarter and contributed $57 million in pretax income to Sunoco,” said Brian P. MacDonald, Sunoco’s president and chief executive officer. “Sharply rising crude prices pressured margins in Refining and Supply, as well as Retail Marketing, resulting in losses in both segments.”

“We also continued to make progress on our strategic initiatives, spending approximately $380 million in the first quarter to reduce debt, fund our retiree medical trusts and repurchase shares. However, our cash position at the end of the quarter remains strong at $2 billion.” Commenting on the Company’s recently announced merger with Energy Transfer Partners, L.P. (“ETP”), MacDonald said, “The combination with ETP is a strategically and financially compelling combination that provides substantial value-creation opportunities for Sunoco shareholders and ETP unitholders and will improve the ability of Sunoco’s logistics and retail businesses to deliver on their full potential. We believe our shareholders will receive an attractive premium. Because the consideration to be received by Sunoco shareholders consists of both cash and ETP units, our shareholders can also benefit from the potential upside of ETP’s attractive yield and improving growth profile. In addition, under the merger agreement, Sunoco will continue its plans for exiting its refining business as previously announced, as well as continue its plans for the proposed refinery joint venture being discussed by Sunoco and The Carlyle Group.”

DETAILS OF FIRST QUARTER RESULTS

Logistics

Logistics earned $57 million pretax in the first quarter of 2012 versus $31 million in the first quarter of 2011. The increase in earnings was primarily due to expanded crude oil volumes and margins resulting from market related opportunities in West Texas. Higher crude oil pipeline fees and earnings attributable to acquisitions completed during 2011 also contributed to the improved results.

Retail Marketing

Retail Marketing had a pretax loss of $6 million in the current quarter versus pretax income of $12 million in the first quarter of 2011. The decrease in earnings was primarily attributable to higher expenses largely associated with the increase in company-operated sites and lower retail gasoline margins which were negatively impacted by rising crude oil costs during the quarter.

Refining and Supply

Refining and Supply had a pretax loss of $87 million in the current quarter versus a $138 million loss in the first quarter of 2011. The increase in earnings was largely due to lower expenses attributable to the idling of the Marcus Hook refinery in December 2011 and lower depreciation expense resulting from significant asset write-downs during the second half of 2011. These positive factors were partially offset by lower realized margins and production volumes. Average crude throughputs were down 36 and 27 percent, respectively, versus the first and fourth quarters of 2011 as a result of the sale of the Toledo refinery in March 2011 and the idling of the Marcus Hook refinery.

Other

Corporate administrative expenses were $14 million pretax in the current quarter versus $22 million in the first quarter of 2011. The decrease was largely driven by lower staffing and incentive compensation costs.

Net financing expenses and other were $31 million pretax in the first quarter of 2012 compared to $28 million in the first quarter of 2011. The increase is primarily attributable to higher interest expense associated with borrowings of Sunoco Logistics Partners L.P.

Income Taxes

Excluding the impact of special items, the tax benefit on the $81 million pretax loss from continuing operations attributable to Sunoco, Inc. shareholders for the first quarter of 2012 was $28 million compared to a tax benefit of $24 million on a $145 million pretax loss from continuing operations attributable to Sunoco, Inc. shareholders during the first quarter of 2011. The increase in the tax benefit was primarily attributable to the absence of $6 million of unfavorable tax adjustments in the first quarter of 2011. The first quarter of 2012 included $3 million of favorable adjustments.

Special Items

During the first quarter of 2012, Sunoco recognized gains of $497 million ($302 million after tax) attributable to the reduction of crude oil and refined product LIFO inventories primarily attributable to the idling of the Marcus Hook refinery; recognized a $104 million gain ($61 million after tax) attributable to the participation payment received from PBF Energy, Inc. (“PBF”) based on PBF’s earnings of the Toledo refinery which Sunoco divested in March 2011; recorded a $35 million provision ($21 million after tax) for severance, contract terminations and idling expenses largely attributable to the Marcus Hook idling; recorded a $53 million provision ($31 million after tax) for additional environmental reserves attributable to current and prior refining operations; recorded a $21 million provision ($11 million after tax) primarily related to additional stock-based compensation expense related to the spin-off of SunCoke Energy and an insurance reserve adjustment; and recognized income from discontinued cokemaking and chemicals operations of $1 million ($1 million after tax). The total net impact of special items during the first quarter of 2012 was income of $493 million ($301 million after tax).

During the first quarter of 2011, Sunoco recognized a $15 million gain ($4 million after tax) related to the divestment of the Toledo refinery and related inventory; recognized a $42 million gain ($26 million after tax) resulting from the reduction of crude oil and refined product inventories at the Toledo refinery prior to its divestment; recorded a $6 million provision ($4 million after tax) primarily for pension settlement losses in connection with business improvement initiatives carried out over the past few years; recorded a $5 million increase to deferred income taxes in part due to apportionment changes as a result of the sale of the Toledo refinery; and recognized pretax income from discontinued cokemaking and chemicals operations of $4 million ($1 million loss after tax). The total net impact of special items during the first quarter of 2011 was a pretax gain of $55 million ($20 million after tax).

Sunoco is a leading logistics and retail company. The company owns the general partner interest of Sunoco Logistics Partners L.P. (NYSE: SXL), which consists of a 2-percent ownership interest and incentive distribution rights, and owns a 32-percent interest in the Partnership’s limited partner units. Sunoco Logistics Partners L.P. is an owner and operator of complementary pipeline, terminal and crude oil acquisition and marketing assets. Sunoco also has a network of approximately 4,900 retail locations in 23 states.

Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:00 p.m. ET on May 2, 2012. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2012	2011	2011
Operations:
Logistics	$57	$31	$66
Retail Marketing	(6)	12	40
Refining and Supply	(87)	(138)	(117)
Corporate and Other:
Corporate expenses	(14)	(22)	(17)
Net financing expenses and other	(31)	(28)	(26)

Pretax loss from continuing operations attributable to Sunoco, Inc. shareholders before special items	(81)	(145)	(54)
Income tax benefit	(28)	(24)	(45)

Loss from continuing operations attributable to Sunoco, Inc. shareholders before special items	(53)	(121)	(9)

Special items:
Pretax income (loss) from special items	492	51	(611)
Income tax expense (benefit)	192	30	(248)

	300	21	(363)
Income (loss) from discontinued operations, net of income taxes	1	(1)	10

Income (loss) from special items	301	20	(353)

Net income (loss) attributable to Sunoco, Inc. shareholders	$248	$(101)	$(362)

Earnings (loss) per share of common stock:
Basic:
Loss from continuing operations attributable to Sunoco, Inc. shareholders before special items	$(0.50)	$(1.00)	$(0.08)
Income (loss) from special items	2.83	0.16	(3.31)

Net income (loss) attributable to Sunoco, Inc. shareholders	$2.33	$(0.84)	$(3.39)

Diluted:
Loss from continuing operations attributable to Sunoco, Inc. shareholders before special items	$(0.49)	$(1.00)	$(0.08)
Income (loss) from special items	2.81	0.16	(3.31)

Net income (loss) attributable to Sunoco, Inc. shareholders	$2.32	$(0.84)	$(3.39)

Weighted-average number of shares outstanding (in millions):
Basic	106.6	120.9	106.8
Diluted	107.1	120.9 *	106.8 *

*	Since the assumed issuance of common stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2012	2011	2011
LOGISTICS

Pretax Income (Millions of Dollars)	$57	$31	$66
Pipeline Throughputs* (Thousands of bpd):
Refined Products	528	410	599
Crude Oil	1,467	1,493	1,577
Pipeline Revenues* (Cents Per Barrel):
Refined Products	65.1	71.8	67.5
Crude Oil	59.6	52.7	58.9
Crude Oil Purchases** (Thousands of bpd)	631	601	690
Crude Oil Gross Margin *** (Cents Per Barrel)	80.3	8.4	103.4
Terminal Throughput** (Thousands of bpd)	1,567	1,563	1,711
Cash Distributions to Sunoco From Sunoco Logistics Partners L.P. (Millions of Dollars):
General partner interest†	$14	$12	$13
Limited partner interests	13	12	12

Total cash distributions from Sunoco Logistics Partners L.P	$27	$24	$25

*	Excludes equity interests which are not consolidated.
**	Includes amounts related to 2011 acquisitions from the respective acquisition dates.
***	Sales revenue less costs of products sold, other operating and depreciation expenses divided by total crude oil sales.
†	Includes incentive distribution rights.

	For the Three Months Ended
	March 31,		December 31,
	2012	2011	2011
RETAIL MARKETING

Pretax Income (Loss) (Millions of Dollars)	$(6)	$12	$40
Retail Margin* (Cents Per Gallon):
Gasoline	5.9	6.7	9.8
Diesel	8.6	7.1	8.9
Sales (Millions of Gallons):
Gasoline	1,078	1,084	1,130
Diesel	103	97	114

	1,181	1,181	1,244

Total Retail Gasoline Outlets, End of Period	4,936	4,926	4,933
Total Company-Operated Outlets, End of Period	436	400	417
Company-Operated Sites:
Gasoline and Diesel Throughput Per Site (Thousands of Gallons Per Month)	190	193	202
APlus Stores:
Total Stores, End of Period	375	336	366
Merchandise Sales Per Store (Thousands of Dollars Per Month)	$101	$96	$107
Merchandise Margin (Percentage of Sales)	25%	27%	25%

*	Retail gasoline sales price less related wholesale price and terminalling and transportation costs per gallon. The retail gasoline sales price is the weighted-average price received through the various branded marketing distribution channels.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2012	2011	2011
REFINING AND SUPPLY

Pretax Loss (Millions of Dollars)	$(87)	$(138)	$(117)
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$1.83	$3.14	$1.13
Market Benchmark** (Per Barrel)	$5.86	$5.19	$3.57
Crude Inputs as Percent of Crude Unit Rated Capacity***	90	74	81
Throughputs (Thousands of Barrels Daily):
Crude Oil	296.3	459.7	407.4
Other Feedstocks	51.2	54.9	47.8

Total Throughputs	347.5	514.6	455.2

Products Manufactured (Thousands of Barrels Daily):
Gasoline	181.7	265.4	234.4
Middle Distillates	115.9	183.6	163.0
Residual Fuel	27.6	23.7	33.0
Petrochemicals	9.2	16.3	12.3
Other	22.5	47.8	30.7

Total Production	356.9	536.8	473.4
Less: Production Used as Fuel in Refinery Operations	16.6	24.4	22.0

Total Production Available for Sale	340.3	512.4	451.4

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	The refinery benchmark margin represents a 6-3-2-1 Value-Added Benchmark beginning March 1, 2011 as a result of the sale of the Toledo refinery. Prior to that date, the weighted-average refinery benchmark margin was comprised of a 6-3-2-1 Value-Added benchmark related to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark related to the Toledo refinery (20% weight). Beginning with the second quarter of 2011, the 6-3-2-1 Value-Added Benchmark has been adjusted to reflect market conditions more closely associated with the Company’s Northeast refining system. The 6-3-2-1 benchmark component of prior period weighted-average benchmark margins has been restated for comparative purposes.
***	Reflects a 175 thousand barrels-per-day reduction beginning in January 2012 attributable to the Marcus Hook refinery which was indefinitely idled in the fourth quarter of 2011 and a 170 thousand barrels-per-day reduction beginning in March 2011 attributable to the sale of the Toledo refinery.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2012	2011	2011
CAPITAL PROGRAM (Millions of Dollars)

Logistics	$50	$28	$89
Retail Marketing	29	18	35
Refining and Supply	14	36	36
Discontinued operations	1	104	54

	$94	$186	$214

	For the Three Months Ended
	March 31,		December 31,
	2012	2011	2011
DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Logistics	$34	$18	$25
Retail Marketing	24	22	25
Refining and Supply	3	52	5

	$61	$92	$55

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2012	2011	2011
Revenues
Sales and other operating revenue (including consumer excise taxes)	$12,198	$9,978	$12,291
Interest income	3	4	5
Gain (loss) on divestment of Toledo refinery	104	15	(2)
Other income, net	16	9	12

	12,321	10,006	12,306

Costs and Expenses
Cost of products sold and operating expenses	10,896	9,228	11,453
Consumer excise taxes	579	547	563
Selling, general and administrative expenses	128	124	140
Depreciation, depletion and amortization	61	92	55
Payroll, property and other taxes	32	30	14
Provision for asset write-downs and other matters	109	6	652
Interest cost and debt expense	49	43	49
Interest capitalized	(2)	(2)	(1)

	11,852	10,068	12,925

Income (loss) from continuing operations before income tax expense (benefit)	469	(62)	(619)
Income tax expense (benefit)	170	9	(289)

Income (loss) from continuing operations	299	(71)	(330)
Income (loss) from discontinued operations, net of income taxes	2	(9)	10

Net income (loss)	301	(80)	(320)
Less: Income from continuing operations attributable to noncontrolling interests	52	29	42
Income (loss) from discontinued operations attributable to noncontrolling interests	1	(8)	—

Net income (loss) attributable to Sunoco, Inc. shareholders	$248	$(101)	$(362)

SUNOCO, INC.

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

(Unaudited)

	At March 31, 2012	At December 31, 2011
Assets
Cash and cash equivalents	$1,985	$2,064
Accounts and notes receivable, net	2,849	3,071
Participation payment receivable from divestment of Toledo refinery	104	—
Inventories	387	587
Deferred income taxes	257	286

Total current assets	5,582	6,008

Note receivable from sale of Toledo refinery	—	182
Investments and long-term receivables	118	158
Properties, plants and equipment, net	3,494	4,965
Deferred income taxes	60	68
Deferred charges and other assets	547	601

Total assets	$9,801	$11,982

Liabilities and Equity
Accounts payable	$3,869	$4,098
Accrued liabilities	546	741
Short-term borrowings	—	103
Current portion of long-term debt	—	282
Taxes payable	250	146

Total current liabilities	4,665	5,370

Long-term debt	2,572	3,159
Retirement benefit liabilities	253	542
Deferred income taxes	253	544
Other deferred credits and liabilities	562	567

Total liabilities	8,305	10,182

Equity
Sunoco, Inc. shareholders’ equity	720	893
Noncontrolling interests	776	907

Total equity	1,496	1,800

Total liabilities and equity	$9,801	$11,982

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended March 31,
	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$301	$(80)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on divestment of Toledo refinery	(104)	(15)
Provision for asset write-downs and other matters	109	6
Depreciation, depletion and amortization	64	112
Deferred income tax expense (benefit)	45	(133)
Payments in excess of expense for retirement plans	(197)	3
Changes in working capital pertaining to operating activities:
Accounts and notes receivable	152	(200)
Inventories	(18)	(743)
Accounts payable and accrued liabilities	(184)	559
Income taxes payable	117	149
Other	(26)	(26)

Net cash provided by (used in) operating activities	259	(368)

Cash Flows from Investing Activities:
Capital expenditures	(94)	(150)
Acquisitions	—	(36)
Proceeds from divestments:
Toledo refinery and related inventory	182	546
Other divestments	11	6
Other	13	(6)

Net cash provided by investing activities	112	360

Cash Flows from Financing Activities:
Net repayments of short-term borrowings	(103)	—
Net proceeds from issuance of long-term debt	176	70
Repayments of long-term debt	(319)	(23)
Cash distributions to noncontrolling interests	(28)	(30)
Cash dividend payments	(21)	(18)
Purchase of common stock for treasury	(50)	—
Cash of SunCoke Energy, Inc. at spin-off	(111)
Other	6	4

Net cash provided by (used in) financing activities	(450)	3

Net decrease in cash and cash equivalents	(79)	(5)
Cash and cash equivalents at beginning of period	2,064	1,485

Cash and cash equivalents at end of period	$1,985	$1,480

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco”), ETP plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the Sunoco shareholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT ETP, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave. Dallas, TX 75219 Attention: Investor Relations Phone: (214) 981-0795 E-mail: InvestorRelations@energytransfer.com	1818 Market Street, Suite 1500 Philadelphia, PA 19103 Attention: Investor Relations Phone: (215) 977-6764 Email: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETP and Sunoco, and their respective directors, executive officers and affiliates, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC. A more complete description will be available in the registration statement and the proxy statement/prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between ETP and Sunoco, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about ETP, Energy Transfer Equity, L.P. (“ETE”), Sunoco Logistics Partners L.P. (“SXL”) or Sunoco managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory approvals, Sunoco shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability of ETP to successfully integrate Sunoco’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in the Annual Reports on Form 10-K for the year ended December 31, 2011 filed with the SEC by ETP, ETE, SXL and Sunoco. ETP, ETE, SXL and Sunoco disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.